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                                                                 EXHIBIT 10.12


                                    AGREEMENT
                                    ---------


                  AGREEMENT made this 9TH day of JANUARY, 1998 by and between OFFICE CENTRE CORPORATION, a Delaware corporation (hereinafter referred to as "OCC"), with an office in New York City and JOHN DAVIE (hereinafter referred to as "Davie"), with an office in New York City.

                  WHEREAS, Davie owns all right, title and interest permitted by law in a concept known as "Smart Consumer" (hereinafter referred to as "Smart Consumer"); and

                  WHEREAS, OCC wishes to license an interest in Smart Consumer from Davie.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                  1. Davie hereby grants OCC a royalty-free, perpetual license to use Smart Consumer in the office products, office service and office furniture industries (the "Licensed Industries") worldwide, and to use the name "Smart Consumer" in promotional advertising in connection with OCC or its products (collectively, the "License"). All other rights whatsoever in Smart Consumer are hereby expressly reserved by Davie. Davie shall have no right to sublicense, transfer or otherwise authorize others to use Smart Consumer with respect to the Licensed Industries in any manner without the express prior written consent of OCC. Davie also agrees, at no cost to OCC, to spend up to ___ hours with OCC at a time to be scheduled by OCC, to explain Smart Consumer in person to OCC employees and train such employees in the use of Smart Consumer.

                  2. The one-time licensing fee for the License shall be the issuance by OCC of 100,000 shares of its common stock (the "OCC Stock") to Davie. If OCC exploits the License in the Republic of China (Taiwan) ("Taiwan"), however, OCC shall pay an additional fee of 15% of all profits which can be demonstrated are directly attributable to such exploitation in Taiwan.

                  3. In the event that OCC does not spend reasonable amounts of time and money which indicate a long term commitment to develop and use the License within eighteen (18) months from the date of an initial public offering of OCC's equity securities (the "IPO"), Davie shall have the option to repurchase the License from OCC for a purchase price of either, at the choice of Davie, $500,000 in cash or 50,000 shares of OCC common stock (such number of shares to be adjusted for stock splits, stock dividends, combinations or similar events), provided, however, that following such repurchase, nothing herein shall prevent or restrict OCC from exercising any rights to use ideas or concepts similar or identical to Smart Consumer, except only


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to the extent that Davie exclusively owns such rights (as determined by a court of law) notwithstanding any representations herein. If Davie does not exercise the repurchase option set forth in this Section 3 within 30 days of the 18-month anniversary of the IPO, such repurchase option shall automatically expire and be of no further force and effect.

                  In the event of this repurchase, OCC shall not prevent Davie from using OCC's dealer network for the exploitation of Smart Consumer by Davie (but not any assignee or third party licensee of Davie).

                  4. Davie hereby represents and warrants to OCC as follows: A description of Smart Consumer is attached hereto as Exhibit A. Davie is the sole owner of Smart Consumer, free and clear of all liabilities, obligations, claims, security interests, leases, liens, pledges, rights of first refusal, options, conditional sales or other title retention agreements, UCC-1 financing statements, licenses, encumbrances, restrictions, covenants, rights and defects in title of any nature whatsoever, including, without limitation, any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership. No claims are currently being asserted by any person or entity involving or questioning Davie's sole ownership of Smart Consumer. The use of Smart Consumer by OCC and/or its subsidiaries in accordance with the License will not infringe the rights of any person or entity, nor is any infringing right currently ongoing by any person or entity. Davie has the authority to grant the License as contemplated by this Agreement.

                  5. Davie hereby represents and warrants to OCC that he is acquiring the OCC Stock for his own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Davie hereby agrees not to resell the OCC Stock except pursuant to Section 3 or in compliance with the registration requirements of the Securities Act of 1933, as amended, or in a transaction exempted therefrom.

                  6. Simultaneously with the execution of this Agreement, Davie will deliver to OCC all books and records relating to Smart Consumer. Davie hereby represents and warrants to OCC that there are no other books and records relating to Smart Consumer.


                  7. Covenants of Davie.

                           (a) NONCOMPETITION. From the date hereof through the
date on which Davie may repurchase the License pursuant to Section 3 (the "Repurchase Date"), Davie shall not, directly or indirectly, engage in or be associated with any entity which engages in the Licensed Industries within a 25 mile radius of any business location of OCC or any of its subsidiaries, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise. OCC and Davie hereby acknowledge that nothing contained herein shall prohibit Davie from making investments in other entities or businesses, PROVIDED, that such entities or businesses are not engaged in the Licensed Industries within a 25 mile radius of OCC or any of its subsidiaries. Davie shall refrain from making any investment in, or receiving compensation or other payment from, any entity or business in the Licensed


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Industries within a 25 mile radius of OCC or any of its subsidiaries.
Notwithstanding the foregoing, Davie's beneficial ownership of less than 1% of the outstanding capital stock of a publicly traded company shall not, in and of itself, be deemed to violate this Section 7(a).

                           (b) NONSOLICITATION. At all times from the date
hereof through the Repurchase Date, Davie shall not, and shall cause each business or entity with which he shall become associated in any capacity not to,
(i) solicit for employment or employ any person who is at such time, or who was at any time within six months prior to such time, employed by OCC or its subsidiaries or (ii) solicit business which is competitive with OCC's business from any person or entity who is at such time a customer or supplier of OCC or its subsidiaries or any person or entity who was a customer or supplier of OCC or its subsidiaries within six months prior to such time.

                           (c) CONFIDENTIALITY. Davie agrees and acknowledges
that the Confidential Information (as defined below) of OCC and its subsidiaries is valuable, special and unique to its business; that such business depends on such Confidential Information; and that OCC wishes to protect such Confidential Information by keeping it confidential for the use and benefit of OCC and its subsidiaries. Based on the foregoing, Davie agrees that he will not, without the prior written consent of OCC, disclose any Confidential Information to any person or entity (a "Person") that does business in the Licensed Industries. If Davie discloses any Confidential Information to any Person (a "Disclosee") that does not do business in the Licensed Industries, Davie shall ensure through a written confidentiality agreement that such Disclosee will prevent the Confidential Information from being disclosed to any Person engaged in the Licensed Industries. Davie shall be responsible for any subsequent disclosure by any Person of Confidential Information to any Person engaged in business in the Licensed Industries.

                  For purposes of Section 7(c), "Confidential Information" means any and all information relating to Smart Consumer.

                           (d) REMEDIES. Davie acknowledges and agrees that the
covenants and obligations of Davie contained in this Section 7 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of OCC and that a breach of any of the terms of such covenants and obligations will cause OCC irreparable injury for which adequate remedies at law are not available. Therefore, Davie agrees that OCC shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Davie from any such breach. OCC's rights and remedies under this Section 7(d) are cumulative and are in addition to any other rights and remedies OCC may have at law or in equity.

                  8. (a) Davie shall indemnify, hold harmless and defend OCC, its subsidiaries and their respective directors, officers, employees and agents at all times after the date of this Agreement, against and in respect of any and all liabilities, losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) arising out of or in connection


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with or based upon the inaccuracy of any representation or warranty made by
Davie herein or the breach by Davie of any agreement or covenant made herein.

                           (b) OCC shall indemnify, hold harmless and defend
Davie at all times after the date of this Agreement, against and in respect of any and all liabilities, losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) arising out of or in connection with or based upon the inaccuracy of any representation or warranty made by OCC herein or the breach by OCC of any agreement or covenant made herein.

                           (c) This Section 8 shall survive the termination of
this Agreement and any repurchase pursuant to Section 3.

                  9. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to its choice of law rules, irrespective of the forum in which any action or proceeding related to this Agreement may be instituted.

                  10. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements; there are no other agreements, representations or warranties not set forth herein.

                  11. The parties agree that any disputes or questions arising hereunder, including the construction or application of this Agreement, shall be settled by binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in force. If the parties cannot agree upon an arbitrator within ten (10) days after written demand by either of them, either or both may request the American Arbitration Association to name a panel of five (5) arbitrators. OCC and Davie shall each strike two (2) names and the remaining name shall be the sole arbitrator. In the event either party does not strike two names within five (5) days after receipt of the list, the other party shall have the right to strike up to four (4) names until one name remains. The decision of the arbitrator shall be final and binding upon the parties both as to law and to fact, and judgment upon any awarded, which may include an award of damages, may be entered by the highest State or Federal Court having jurisdiction. Nothing contained herein shall in any way deprive OCC or Davie of their right to obtain injunction or other equitable relief.

                  12. In the event any provision of this Agreement shall be determined to be invalid or unenforceable by the laws of the State or place where it is to be performed, this Agreement shall be considered divisible as to such provision, and such provisions shall be inoperative and shall not be part of the consideration moving from either party to the other, and the remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included herein.




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                  IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which shall be considered and original.

                                   OFFICE CENTRE CORPORATION



                                   By: /s/ Robert J. Gillon, Jr.
                                       ---------------------------------
                                       Robert J. Gillon, Jr.


                                   /s/ John Davie
                                   -------------------------------------
                                              JOHN DAVIE



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